   As filed with the Securities and Exchange Commission on December 30, 1994

                                                       Registration No. 33-_____


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   IMRS INC.
         (Exact name of registrant as specified in its charter)

                 DELAWARE                           06-1326879
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation or organization)

             777 LONG RIDGE ROAD, STAMFORD, CONNECTICUT 06902
    (Address of Principal Executive Offices)           (Zip Code)
                            ____________________

                        IMRS INC. 1991 STOCK PLAN
                         (Full title of the plan)

                             JAMES A. PERAKIS
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                IMRS INC.
             777 LONG RIDGE ROAD, STAMFORD, CONNECTICUT  06902
            (Name and address of agent for service of process)

                                 203-321-3500
     (Telephone number, including area code, of agent for service)
                            ____________________
                                 Copies to:

             James P. O'Hare, Esq.              William A. Perrone, Esq.
          TESTA, HURWITZ & THIBEAULT              KLEBAN & SAMOR, P.C.
              53 State Street                       2425 Post Road
         Boston, Massachusetts  02109         Southport, Connecticut  06490
                (617) 248-7000                      (203) 255-4646

                                           - 2 -

                              CALCULATION OF REGISTRATION FEE

                                              Proposed     Proposed
Title of                                      maximum      maximum
securities                     Amount         offering     aggregate    Amount of
to be                          to be          price        offering     registration
registered                     registered     per share    price        fee
- ------------                   ----------     ---------    ---------    ------------
IMRS INC. 1991 STOCK PLAN

Common Stock (Par              260,500 shares $22.72(1)    $ 5,918,560  $2,041
  Value $.01)
Common Stock (Par              239,500 shares $38.25(2)    $ 9,160,895  $3,159
  Value $.01)

Total                          500,000 shares              $15,079,455  $5,200
- --------------------

    (1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices.  Pursuant to Regulation C, Rule 457(h)(1) under the Securities
Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

   (2) None of such shares are subject to outstanding options.  The exercise price of such options shall be determined at the time of grant.  Accordingly, pursuant to Rule
457(h)(1), the price of $38.25 per share, which is the average of the high and low prices reported on the National Association of Securities Dealers Automated Quotation
System on December 27, 1994, is set forth solely for purposes of calculating the filing fee.


        This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the 1991 Stock Plan is effective. Pursuant to General Instruction E, the Registrant incorporates the information identified in Part II below from the Registrant's Registration Statement on Form S-8 (Registration No. 33-44127).

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
         --------
     Exhibit No.     Description of Exhibit
     -----------     ----------------------
          5            Opinion of Testa, Hurwitz & Thibeault.

       23.1            Consent of Testa, Hurwitz & Thibeault
                       (contained in its opinion as Exhibit 5).

       23.2            Consent of Ernst & Young LLP.

       24.1 Power of Attorney (contained in page 4 of this Registration Statement).

                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and the State of Connecticut, on this 30th day of December, 1994.

                                    IMRS INC.


                                    By: /s/ James A. Perakis
                                        ----------------------------
                                        James A. Perakis
                                        President and
                                        Chief Executive Officer

        We, the undersigned officers and directors of IMRS Inc., hereby severally constitute and appoint James A. Perakis and Lucy Rae Ricciardi, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and in any and all amendments (including post-effective amendments) to said registration statement, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable IMRS Inc. to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                          Title(s)                                        Date
- ---------                          --------                                        ----
/s/ James A. Perakis               President, Chief Executive Officer and          December 30, 1994
- -----------------------            Director (principal executive officer)
James A. Perakis

/s/ Lucy Rae Ricciardi             Chief Financial Officer                         December 30, 1994
- ------------------------           (principal financial and accounting officer)
Lucy Rae Ricciardi

/s/ Gary G. Greenfield             Director                                        December 30, 1994
- ------------------------
Gary G. Greenfield

/s/ Harry S. Gruner                Director                                        December 30, 1994
- ------------------------
Harry S. Gruner

/s/ William W. Helman IV           Director                                        December 30, 1994
- ------------------------
William W. Helman IV



/s/ Marco Arese Lucini             Director                                        December 30, 1994
- --------------------------
Marco Arese Lucini

/s/ Aldo Papone                    Director                                        December 30, 1994
- --------------------------
Aldo Papone

                                   Director                                        December   , 1994
- --------------------------
Robert W. Thomson

                                EXHIBIT INDEX


Exhibit     Description of Exhibit
- -------     ----------------------
    5       Opinion of Testa, Hurwitz &
            Thibeault.

 23.1       Consent of Testa, Hurwitz &
            Thibeault (contained in its opinion
            as Exhibit 5).

 23.2       Consent of Ernst & Young LLP.

 24.1       Power of Attorney (see page 4 of
            Registration Statement).